Exhibit 10.38

Spire Inc.

2015 Equity Incentive Plan

Restricted Stock Award

THIS AWARD (“Award”) is made by Spire Inc. (the “Company”) as of this 20th day of November, 2019.

Pursuant to the terms of the Company’s 2015 Equity Incentive Plan (“Plan”), the Participant has been awarded shares of restricted stock subject to the terms and conditions of the Plan and this Award (“Restricted Stock”).

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Award, the parties hereto hereby agree as follows:

1.Restricted Stock Award.  Subject to the terms and conditions in this Award and the Plan, the Company awards to the Participant, effective as of the Award Date, the number of shares of Common Stock of the Company reflected on the Company’s stock administration website associated with the Award Date.

2.Award Date.  The Award Date of the Restricted Stock awarded under this Award is November 20, 2019.

3.Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Award, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.  All capitalized terms used herein, but not otherwise defined, shall have the meaning given to such terms in the Plan.

4.Restrictions and Conditions.  Except as otherwise provided in this Award, Participant shall forfeit, for no consideration, any and all right to the Restricted Stock under this Award upon Participant’s termination of employment with the Company and any of its subsidiaries for any reason prior to November 20, 2022 (“Vesting Date”).

5.Lapse of Restrictions.  The Participant accepts this Restricted Stock Award and agrees that the restrictions relative to the Award shall lapse and all Shares of Restricted Stock shall vest on the Vesting Date.

Notwithstanding the foregoing, vesting shall be accelerated upon the following circumstances:

(a)if within two years following a Change in Control, the Participant’s employment is terminated by the Company or a subsidiary of the Company without Cause (a “Change in Control Termination”), the restrictions shall lapse as to all Restricted Shares upon the earlier of the Vesting Date or the date of the Change in Control Termination; or

(b)if a Participant leaves employment of the Company and its subsidiaries due to officer mandatory retirement requirements, death, disability or normal retirement at age 65 prior to the Vesting Date, the restrictions shall lapse as to such number of shares of Restricted Stock determined by multiplying the total number of Restricted Shares subject to this Award by a fraction the numerator of which is the number of full months from the Award Date to the Participant’s termination date and the denominator of which is thirty-six (36).

6.Shareholder Rights.  Participant shall have all of the rights of a shareholder of the Company with respect to shares of Restricted Stock, including the right to vote and to receive dividends, but the Restricted Stock remains subject to the non-transferability restrictions set forth in Section 8 of this Award.

7.How Shares Are Held.  The Restricted Stock shall be held by a Company custodian until all of the restrictions have lapsed and all applicable terms and conditions have been met.  The Company shall cause the shares of Restricted Stock to be issued without a restrictive legend when all restrictions lapse as provided in Section 5.

8.Shares Non-Transferable.  The Restricted Stock shall not be transferable by Participant and may not be sold, assigned, disposed of, or pledged or hypothecated as collateral for a loan or as security for performance of any obligation or for any other purpose until after the restrictions have lapsed as provided in Section 5.

9.No Right to Continued Employment.  Nothing in this Award shall confer on the Participant any right to continuance of employment by the Company or a subsidiary, nor shall it interfere in any way with the right of Participant’s employer to terminate Participant’s employment at any time.

10.Tax Withholding and Tax Election.  The Company shall not be obligated to deliver any shares of Restricted Stock until Participant pays to the Company in cash, or any other form of property acceptable to the Company, the amount required to be withheld for any federal, state or local income, FICA or other taxes of any kind with respect to such shares.  The Participant may, by notice to the Company, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value of the Common Stock on the date the restrictions lapse as provided in Section 5.  Fair Market Value shall be determined as the closing price of common shares of the Company on the Vesting Date.  The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct such taxes, from any payment of any kind otherwise due to Participant.  Until the restrictions have lapsed as provided in Section 5, any dividends paid relative to the Restricted Stock shall be treated as compensation and subject to tax withholdings in accordance with tax laws then in effect.

The Participant may, but is not required to, elect to apply the rules of Section 83(b) of the Code to the issuance of the shares of Restricted Stock that is subject to a substantial risk of forfeiture.  If the Participant makes an affirmative election under Section 83(b) of the Code, the Participant must file such election within 30 days after the date of this Award with the Internal Revenue Service and notify the Company within 30 days after making such election.  The decision to make an affirmative election under Section 83(b) of the Code depends upon a wide variety of facts and circumstances and as such the Participant should consult his or her tax advisor.  The Company will not provide guidance to the Participant on determining if an affirmative election is appropriate.

11.Confidential Information and Restrictions on Soliciting Employees. Notwithstanding any provision of this Award to the contrary, the Participant shall pay to the Company the Fair Market Value of the Restricted Stock that vests under this Award, if, during the period beginning on the date hereof and ending eighteen months following the date the Participant’s employment with the Company and its subsidiaries terminates (provided that such termination is other than a Change in Control Termination), the Participant: (1) discloses Confidential Information, as defined below, to any person not employed by the Company or any of its subsidiaries or not engaged to render services to the Company or any of its subsidiaries; or (2) Solicits Employees, as defined below.  Fair Market Value shall be calculated on the date of the first violation of this Section 11.

For purposes of this Section 11, “Confidential Information” means information concerning the Company, its subsidiaries and their business that is not generally known outside the Company, and includes (A) trade secrets; (B) intellectual property; (C) methods of operation and processes; (D) information regarding present and/or future products, developments, processes and systems; (E) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and cost information; (F) personnel data; (G) business plans, marketing plans, financial data and projections; and (H) information received in confidence from third parties.  This provision shall not preclude the Participant from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or subsidiary or from disclosure required by law or court order.

“Solicits Employees” means the Participant’s direct or indirect hire, solicit to hire, or attempt to induce any employee of the Company or a subsidiary (who is an employee of the Company or a subsidiary as of the time of such hire or solicitation or attempt to hire) to leave the employment of the Company or a subsidiary, or the Participant’s direct or indirect hire, solicit to hire, or attempt to induce any former employee of the Company or a subsidiary (who was employed by the Company or a subsidiary within the 12-month period immediately preceding the date of such hire or solicitation or attempt to hire) to leave the employment of the former employee’s then-current employer.

12.Integration.  This Award and the other documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Award, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter and may only be amended by mutual written consent of the parties.

13.Governing Law.  This Award shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to the provisions governing conflict of laws.

14.Compliance with Laws and Regulations.  The obligations of the Company under this Award shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.Participant Acknowledgment.  By accepting this Award, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Award shall be final and conclusive.

In addition, the Participant expressly acknowledges that violation by the Participant of Section 11 of this Award will obligate the Participant to pay to the Company the Fair Market Value of the Restricted Stock that becomes vested pursuant to Section 5.